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                                                                      EXHIBIT 11

                        TALX CORPORATION AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                    Three Months Ended June 30, 2000 and 2001

                                                                            Three Months Ended June 30,
                                                                            ---------------------------
                                                                              2000              2001
                                                                            ----------       ----------

Basic Earnings Per Share:

Actual shares outstanding - beginning of period                              5,616,448        9,404,439
Weighted average number of common shares issued (repurchased)(1)(2)          3,646,720           26,612
                                                                            ----------       ----------
Weighted average number of common shares outstanding - end of period         9,263,168        9,431,051
                                                                            ==========       ==========
Net earnings:                                                               $  741,000       $1,149,000
                                                                            ==========       ==========
Basic earnings per common share:                                            $     0.08       $     0.12
                                                                            ==========       ==========

Diluted Earnings Per Share:

Actual shares outstanding - beginning of period                              5,616,448        9,404,439
Weighted average number of common shares issued(1)(2)                        3,880,196          521,554
                                                                            ----------       ----------
Weighted average number of common shares outstanding - end of period         9,496,644        9,925,993
                                                                            ==========       ==========
Net earnings:                                                               $  741,000       $1,149,000
                                                                            ==========       ==========
Diluted earnings per common share:                                          $     0.08       $     0.12
                                                                            ==========       ==========

(1) Basic and diluted earnings per share has been computed using the number of shares of common stock and common stock options and warrants outstanding. The weighted average number of shares is based on common stock outstanding for basic earnings per share and common stock outstanding and common stock options and warrants for diluted earnings per share in periods when such common stock options and warrants are not antidilutive.

(2) Includes the effect of a 10% stock dividend declared September 7, 2000 payable to shareholders of record on September 21, 2000 and a 3 for 2 stock split declared November 16, 2000 payable to shareholders of record on December 22, 2000.